Exhibit 10.16

GLOBAL MUSIC INTERNATIONAL, INC.
30 Grassy Plain Street, Suite 7
Bethel, Connecticut 06801
(203) 730-0888

August 29, 2007

Mr. James Fallacaro
1304 North Lake Shore Drive
Sarasota, Fl. 34231

Ms. Corinne Fallacaro
1304 North Lake Shore Drive
Sarasota, Fl. 34231

Dear Jim and Corinne,

As you know, we have agreed to pay (i) James Fallacaro (“Jim”) an annual salary of $150,000 in connection with his service as an employee of the Company for the year ending December 31, 2007, such payments to be made twice per month, commencing January 1, 2007, and (ii) Corinne Fallacaro (“Corinne”),  $50,000 to be paid as of the date of her resignation as our Chief Executive Officer and President. Because of the constraints on our liquidity and financial resources,  each of you has agreed, at our request, to defer such payments.  To ensure that this deferral does not subject you to the additional tax contemplated by Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, the parties hereto have agreed that these payments would be made to you on a pari passu basis on the earlier to occur of  (i) the date that the Board in its discretion determines that the Company is cash-flow positive, (ii) such payment would no longer jeopardize the Company’s ability to continue as a going concern, and (iii) the occurrence of any of the following events:  (A) we make an assignment for the benefit of creditors, (B) an order, judgment or decree is entered adjudicating us as bankrupt or insolvent and such order is not stayed, vacated or dismissed within 60 days of the date of entry thereof, (C) any order for relief with respect to us  is entered under the Bankruptcy Reform Act, Title 11 of the United States Code, and such order is not stayed, vacated or dismissed within 60 days of the date of entry thereof, (D) we petition or apply to any tribunal for the appointment of a custodian, trustee, receiver or liquidator with respect to us  or of any substantial part of our assets , or we commence any proceeding relating to us under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or (E) any such petition or application is filed, or any such proceeding is commenced, against us and either (1) we indicate our approval thereof, consent thereto or acquiescence therein or (2) such petition, application or proceeding is not stayed, dismissed or vacated within 60 days  after the earlier of the filing or commencement thereof.

Each of you further agrees that no interest shall be payable or accrue with respect to the amounts payable to you as described herein.

Very truly yours,

Global Music International, Inc.

By:___________________________________
      Christopher Mauritz, Executive Vice President

Acknowledged and Agreed

______________________________________
James Fallacaro

______________________________________
Corinne Fallacaro